Exhibit 99.1

CoStar Group Grows First Quarter Revenue 26% Year-over-Year and
EBITDA 234% Year-over-Year
Company Raises 2016 Earnings and Revenue Guidance

WASHINGTON, DC - April 27, 2016 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended March 31, 2016 was $200 million, an increase of 26% over revenue of $159 million for the first quarter of 2015. EBITDA in the first quarter of 2016 increased to $48 million compared to $14 million in the first quarter of 2015, which represents an increase of $34 million or 234% year-over-year.

“We had an excellent first quarter with strong revenue growth and margin expansion,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We continue to deliver strong sales as net bookings in the first quarter of 2016 were $30 million, up 47% compared to first quarter of 2015. Net new sales on annual subscriptions were $25 million in the first quarter of 2016, up 53% compared to first quarter of 2015.”

Florance continued, “CoStar Suite revenue grew 12.5% in the first quarter of 2016 compared to first quarter of 2015 and grew at a rate of 4.4% sequentially in the first quarter of 2016 over the fourth quarter of 2015. Our Multifamily marketplace revenue was up 100% in the first quarter of 2016 compared to first quarter of 2015, as we continue to expand our Apartments.com lead in unique visitors and consumer engagement versus other apartment listing sites, according to comScore. We remain confident that we are able to reach our goal of $1 billion in revenue with a 40% margin exiting 2018.”

Year 2015-2016 Quarterly Results - Unaudited
(in millions, except per share data)
	2015				2016
	Q1	Q2	Q3	Q4	Q1

Revenues	$159	$171	$189	$193	$200
EBITDA	14	(1)	22	55	48
Net income (loss)	(6)	(15)	(5)	23	17
Net income (loss) per share - diluted	(0.19)	(0.47)	(0.17)	0.71	0.52
Weighted average outstanding shares - diluted	31.8	31.9	32.0	32.3	32.4

Adjusted EBITDA	24	11	36	65	58
Non-GAAP Net Income	11	2	17	36	31
Non-GAAP Net Income per share - diluted	0.34	0.08	0.53	1.10	0.95

Adjusted EBITDA (which excludes stock-based compensation and other items as defined below) was $58 million for the first quarter of 2016 versus $24 million in the first quarter of 2015, which is an increase of 142% year-over-year.

Net income for the first quarter of 2016 increased to $17 million or $0.52 per diluted share compared to a net loss of $(6) million in the first quarter of 2015.

Non-GAAP net income (defined below) for the quarter ended March 31, 2016 was $31 million or $0.95 per diluted share, an increase of $20 million or 185% compared to non-GAAP net income of $11 million in the first quarter of 2015.

As of March 31, 2016, the Company had approximately $473 million in cash, cash equivalents and investments, which is an increase of $35 million since December 31, 2015. Short and long-term debt outstanding, net of debt issuance costs, totaled approximately $351 million as of March 31, 2016.

Revenues By Services

“In order to provide additional insight into our revenue, we will report Revenue by Services details in our quarterly financial results and press releases,” said CoStar Group Chief Financial Officer Scott Wheeler. “As we continue to grow and expand our service offerings for commercial real estate, we believe this additional transparency will provide our investors with a better understanding of our performance and the drivers of growth.”

CoStar Group, Inc.
Revenues by Services 2015-2016 Quarterly Results - Unaudited
(in millions)

	2015				2016
	Q1	Q2	Q3	Q4	Q1

Information and analytics
CoStar Suite	$87	$89	$91	$94	$98
Information services	19	19	19	19	19
Online marketplaces
Multifamily	26	35	49	50	52
Commercial property and land	28	28	29	30	30
Total revenues	$159	$171	$189	$193	$200

Highlights

•
CoStar Suite: CoStar Suite was approximately 50% of CoStar’s total revenue in the first quarter of 2016, and grew 12.5% versus the first quarter of 2015. CoStar Suite is comprised of our flagship CoStar services in both North America and Europe, including CoStar Property Professional, CoStar COMPS Professional, CoStar Tenant; CoStar Market Analytics; and CoStar Portfolio Strategy.

•	Information Services: Information Services were approximately 10% of total revenue in the first quarter, and are comprised of LoopNet Premium Searcher; CoStar Real Estate Manager;

CoStar Risk Analytics COMPASS; CoStar Investment Analysis Portfolio Maximizer; CoStar Investment Analysis Request; CoStar Brokerage Applications; PROPEX; Grecam and Belbex.

•
Multifamily: Our Multifamily marketplaces were approximately 25% of CoStar’s total revenue in the first quarter of 2016, and grew 100% versus the first quarter of 2015. This includes the added revenue from the Apartment Finder acquisition. The Multifamily marketplaces are comprised of Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com.

•
Commercial Property and Land: Our Commercial Property and Land marketplaces were approximately 15% of CoStar’s total revenue in the first quarter and grew 10.5% versus the first quarter of 2015. Commercial Property and Land marketplaces include LoopNet Premium Lister; LoopLink; CoStar Advertising; BizBuySell and BizQuest; LandsofAmerica and LandAndFarm; and CoStar Private Sale Network.

2016 Outlook
“Our strong sales growth and focus on controlling costs were evident in our first quarter 2016 results,” stated Wheeler. “We expect to continue to grow the top line and deliver solid margin expansion throughout 2016.”

The Company expects revenue of approximately $204 million to $206 million for the second quarter of 2016 and approximately $834 million to $840 million for the full year 2016, an increase of $2 million at the midpoint from the Company’s prior outlook.

For the second quarter of 2016, the Company expects non-GAAP net income per diluted share (defined below) of approximately $0.80 to $0.84. Marketing costs are expected to increase in the second quarter of 2016 over the first quarter of 2016 to support sales efforts during the spring apartment rental season. Marketing costs are expected to decline in the second half of 2016, in line with our previously stated plan of reducing spend by $20 million in 2016 versus 2015. This is expected to result in additional margin expansion in the second half of the year. For the full year of 2016, the Company expects non-GAAP net income per diluted share in a range of approximately $4.00 to $4.10, an increase of approximately 100% at the mid-point over 2015.

The preceding forward-looking statements reflect CoStar Group’s expectations as of April 27, 2016, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transition, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 11:00 AM EDT on Thursday, April 28, 2016 to discuss earnings results for the first quarter of 2016 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events. To join the conference call by telephone, please dial (800) 230-1951 (from the United States and Canada) or (612) 332-0335 (from all other countries) and refer to conference code 391087. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 391087. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2016	2015

Revenues	$199,739	$159,020
Cost of revenues	42,900	45,396
Gross margin	156,839	113,624

Operating expenses:
Selling and marketing	75,204	69,478
Software development	17,635	15,148
General and administrative	27,476	25,363
Purchase amortization	6,223	7,142
	126,538	117,131

Income (loss) from operations	30,301	(3,507)
Interest and other income	84	294
Interest and other expense	(2,509)	(2,343)
Income (loss) before income taxes	27,876	(5,556)
Income tax expense, net	11,155	571
Net income (loss)	$16,721	$(6,127)

Net income (loss) per share - basic	$0.52	$(0.19)
Net income (loss) per share - diluted	$0.52	$(0.19)

Weighted average outstanding shares - basic	32,085	31,831
Weighted average outstanding shares - diluted	32,382	31,831

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income
	For the Three Months
	Ended March 31,
	2016	2015

Net income (loss)	$16,721	$(6,127)
Income tax expense, net	11,155	571
Income (loss) before income taxes	27,876	(5,556)
Purchase amortization and other related costs	11,919	13,489
Stock-based compensation expense	8,331	7,442
Acquisition and integration related costs	1,447	624
Settlements and impairments	—	1,402
Non-GAAP income before income taxes	49,573	17,401
Assumed rate for income tax expense, net *	38%	38%
Assumed provision for income tax expense, net	(18,838)	(6,612)
Non-GAAP net income	$30,735	$10,789

Net income (loss) per share - diluted	$0.52	$(0.19)
Non-GAAP net income per share - diluted	$0.95	$0.34

Weighted average outstanding shares - basic**	32,085	31,831
Weighted average outstanding shares - diluted**	32,382	32,172

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
	For the Three Months
	Ended March 31,
	2016	2015

Net income (loss)	$16,721	$(6,127)
Purchase amortization in cost of revenues	5,696	6,347
Purchase amortization in operating expenses	6,223	7,142
Depreciation and other amortization	5,602	4,324
Interest income	(84)	(294)
Interest expense	2,509	2,343
Income tax expense, net	11,155	571
EBITDA	$47,822	$14,306
Stock-based compensation expense	8,331	7,442
Acquisition and integration related costs	1,447	624
Settlements and impairments	—	1,402
Adjusted EBITDA	$57,600	$23,774

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$461,720	$421,818
Short-term investments	1,092	0
Accounts receivable, net	47,315	40,276
Income tax receivable	154	430
Prepaid expenses and other current assets	9,656	10,209
Total current assets	519,937	472,733

Long-term investments	9,944	15,507
Deferred income taxes, net	8,890	9,107
Property and equipment, net	85,962	88,311
Goodwill	1,252,484	1,252,945
Intangible assets, net	226,392	238,318
Deposits and other assets	2,404	2,650
Total assets	$2,106,013	$2,079,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$83,460	$76,397
Current portion of long-term debt	16,777	16,746
Deferred revenue	43,105	42,138
Total current liabilities	143,342	135,281

Long-term debt, less current portion	334,146	338,366
Deferred gain on sale of building	20,608	21,239
Deferred rent	29,630	29,628
Deferred income taxes, net	6,074	4,585
Income taxes payable	6,737	6,692

Stockholders' equity	1,565,476	1,543,780
Total liabilities and stockholders' equity	$2,106,013	$2,079,571

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months
	Ended March 31,
	2016	2015
Revenues
North America	$193,261	$153,017
International
External customers	6,478	6,003
Intersegment revenue *	11	8
Total International revenue	6,489	6,011
Intersegment eliminations	(11)	(8)
Total revenues	$199,739	$159,020

EBITDA
North America **	$46,864	$13,677
International ***	958	629
Total EBITDA	$47,822	$14,306

*Intersegment revenue recorded during 2015 and 2016 was attributable to services performed for the Company’s wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company.

**North America EBITDA includes an allocation of approximately $167,000 and $202,000 for the three months ended March 31, 2016 and 2015, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company’s North America operating segment.

***International EBITDA includes a corporate allocation of approximately $55,000 and $58,000 for the three months ended March 31, 2016 and 2015, respectively. This corporate allocation represents costs incurred for North America employees involved in management and expansion activities of the Company’s International operating segment.

CoStar Group, Inc.
Revenues by Services-Unaudited
(in thousands)

	For the Three Months
	Ended March 31,
	2016	2015

Information and analytics
CoStar Suite	$97,634	$86,810
Information services	19,425	18,537
Online marketplaces
Multifamily	52,238	26,133
Commercial property and land	30,442	27,540
Total revenues	$199,739	$159,020

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2015-2016 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2015				2016
	Q1	Q2	Q3	Q4	Q1

Net income (loss)	$(6.1)	$(15.0)	$(5.4)	$23.0	$16.7
Income tax expense (benefit), net	0.6	(7.4)	2.6	10.2	11.2
Income (loss) before income taxes	(5.5)	(22.4)	(2.8)	33.2	27.9
Purchase amortization and other related costs	13.5	13.5	17.1	13.9	11.9
Stock-based compensation expense	7.4	8.4	9.3	9.4	8.3
Acquisition and integration related costs	0.6	2.9	1.8	1.0	1.5
Restructuring and related costs	—	—	2.3	(0.3)	—
Settlements and impairments	1.4	1.4	—	—	—
Non-GAAP income before income taxes	17.4	3.9	27.7	57.2	49.6
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(6.6)	(1.5)	(10.5)	(21.7)	(18.9)
Non-GAAP net income	$10.8	$2.4	$17.2	$35.5	$30.7

Non-GAAP net income per share - diluted	$0.34	$0.08	$0.53	$1.10	$0.95

Weighted average outstanding shares - basic**	31.8	32.0	32.0	32.0	32.1
Weighted average outstanding shares - diluted**	32.2	32.3	32.2	32.3	32.4

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2015				2016
	Q1	Q2	Q3	Q4	Q1

Net income (loss)	$(6.1)	$(15.0)	$(5.4)	$23.0	$16.7
Purchase amortization	13.5	13.5	17.1	13.9	11.9
Depreciation and other amortization	4.3	5.1	5.4	5.7	5.6
Interest income	(0.3)	(0.1)	(0.0)	(0.1)	(0.1)
Interest expense	2.3	2.4	2.4	2.3	2.5
Income tax expense (benefit), net	0.6	(7.4)	2.6	10.2	11.2
EBITDA	$14.3	$(1.5)	$22.1	$55.0	$47.8
Stock-based compensation expense	7.4	8.4	9.3	9.4	8.3
Acquisition and integration related costs	0.6	2.9	1.8	1.0	1.5
Restructuring and related costs	—	—	2.3	(0.3)	—
Settlements and impairments	1.4	1.4	—	—	—
Adjusted EBITDA	$23.7	$11.2	$35.5	$65.1	$57.6

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended June 30, 2016		Ended December 31, 2016
	Low	High	Low	High

Net income	$11,700	$13,900	$73,000	$79,000
Income tax expense, net	7,800	9,300	48,600	52,600
Income before income taxes	19,500	23,200	121,600	131,600
Purchase amortization and other related costs	11,400	11,400	45,000	45,000
Stock-based compensation expense	10,000	9,000	40,000	36,000
Acquisition and integration related costs	1,000	500	2,500	2,000
Restructuring and related costs	—	—	500	500
Non-GAAP income before income taxes	41,900	44,100	209,600	215,100
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(15,900)	(16,800)	(79,600)	(81,700)
Non-GAAP net income	$26,000	$27,300	$130,000	$133,400

Net income per share - diluted	$0.36	$0.43	$2.25	$2.43
Non-GAAP net income per share - diluted	$0.80	$0.84	$4.00	$4.10

Weighted average outstanding shares - diluted	32,500	32,500	32,500	32,500

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended June 30, 2016		Ended December 31, 2016
	Low	High	Low	High
Net income	$11,700	$13,900	$73,000	$79,000
Purchase amortization and other related costs	11,400	11,400	45,000	45,000
Depreciation and other amortization	6,200	6,200	24,600	24,600
Interest and other expense (income), net	2,400	2,400	10,300	10,300
Income tax expense, net	7,800	9,300	48,600	52,600
Stock-based compensation expense	10,000	9,000	40,000	36,000
Acquisition and integration related costs	1,000	500	2,500	2,000
Restructuring and related costs	—	—	500	500
Adjusted EBITDA	$50,500	$52,700	$244,500	$250,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com
Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.
CoStar Group, Inc. (Nasdaq: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with more than 10 million registered members. Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Through an exclusive partnership with Move, a subsidiary of News Corporation, Apartments.com is the exclusive provider of apartment community listings across Move’s family of websites, which include realtor.com®, doorsteps.com and move.com. CoStar Group’s websites attracted an average of approximately 24 million unique monthly visitors in aggregate in the first quarter of 2016. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of approximately 2,600 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales, earnings, revenue, unique visitors and consumer engagement; the risk that the Company is unable to sustain current growth rates or increase them; the possibility that the Company modifies the additional Revenues by Services disclosure it expects to provide to investors or the frequency of that disclosure; the risk that the additional revenue disclosure does not provide the expected understanding of the Company’s performance and drivers of growth; the risk that top line growth and/or solid margin expansion do not continue throughout 2016; the risk that revenues for the second quarter and full year 2016 will not be as stated in this press release; the risk that net income for the second quarter and full year 2016 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the second quarter and full year 2016 will not be as stated in this press release; the risk that adjusted EBITDA for the second quarter and full year 2016 will not be as stated in this press release; the risk that actual marketing costs for the second quarter, second half and full year 2016 differ from current expectations stated in this release; the risk that the Company is unable to achieve additional margin expansion in the second half of 2016; and the risk that the Company is unable to achieve the revenue and margin goals stated in this press release. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2015, which is filed with the SEC, including in the “Risk Factors” section of that filing, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.